UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2014

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On April 30, 2014 New Zealand Time, Diligent Board Member Services, Inc. (the “Company”) issued its annual report for the year ended December 31, 2013 pursuant to the rules of the New Zealand Stock Exchange. A copy of the report is furnished herewith as Exhibit 99.1.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On April 29, 2014, the Company and Carl D. Blandino, Chief Financial Officer and Executive Vice President of the Company, mutually agreed that Mr. Blandino would resign from his position as Chief Financial Officer and Executive Vice President on the later of the day immediately following (i) filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013 and (ii) May 15, 2014 (the “Transition Start Date”).  On April 29, 2014, the Company entered into a transition agreement (the “Transition Agreement”) with Mr. Blandino specifying the terms of his departure from the Company. Set forth below is a summary of the terms of the Transition Agreement that Diligent deems to be material:

•                  Commencing on the Transition Start Date, Mr. Blandino will provide transition services to support the Company in its accounting and financial reporting functions for a period of seventy-five (75) days (the “Transition Period”).  Upon the Transition Start Date, the Company will pay to Mr. Blandino certain accrued obligations, including his bonus earned for the fiscal year ended December 31, 2013 of $98,500.  During the Transition Period, Mr. Blandino will be entitled to receive aggregate compensation of $52,500 (subject to applicable withholdings and customary payroll deductions).

•                  In connection with the Transition Agreement, the Company and Mr. Blandino agreed to enter into a mutual general release agreement upon Mr. Blandino’s resignation.  The release contains customary terms and provides that Mr. Blandino will relinquish any right to his outstanding and pending equity awards.  Subject to the execution and effectiveness of the release, the Company agreed to pay Mr. Blandino (i) a severance payment in the aggregate amount of $157,500 (subject to applicable withholdings and customary payroll deductions) and (ii) an RSU payment in the amount of $110,000 (subject to applicable withholdings and customary payroll deductions).

•                  Following the Transition Period, the Company will pay Mr. Blandino a retention payment of $50,000 following the reaffirmation of the release.  For an additional six months following the Transition Period, Mr. Blandino will provide services as a part-time consultant for the Company on an as-needed basis.

The Transition Agreement contains other provisions which are customary for agreements of this type, including cooperation provisions and survival of covenants set forth in Mr. Blandino’s employment agreement.

The foregoing is a summary of the material terms of the Transition Agreement.  Investors are encouraged to refer to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

(c)                                  Upon Mr. Blandino’s resignation, Alexander Sanchez, the Company’s Controller, will serve as interim Chief Financial Officer (Principal Financial and Accounting Officer).  Mr. Sanchez joined the Company in September 2013 from Zara USA Inc., where he served as CFO.  Before Zara USA Inc., Mr. Sanchez was with Sirius XM Satellite Radio and with PricewaterhouseCoopers, LLP.  Mr. Sanchez has over 15 years of experience providing a broad range of financial reporting, auditing and business advice and is a Certified Public Accountant.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
10.1	Transition Agreement between Carl D. Blandino and Diligent Board Member Services, Inc., dated April 29, 2014.
99.1	Diligent Board Member Services, Inc. Annual Report for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2014	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alessandro Sodi
Alessandro Sodi
Chief Executive Officer